Exhibit 99.2
covista.com Investor Day February 24, 2026

Welcome Vice President, Investor Relations Jeremy Cohen

Safe Harbor CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS Certain statements contained in this presentation are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Covista’s future growth. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “potential,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. Important factors that could cause actual results to differ materially from the expectations expressed or implied by our forward-looking statements are disclosed in Item 1A. “Risk Factors,” of our Annual Report on Form 10-K. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned to not place undue reliance on such forward-looking statements. We caution you that these factors may not contain all of the factors that are important to you. We cannot assure you that we will realize the results, performance or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements are based on information available to us as of the date any such statements are made, and Covista assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law. NON-GAAP FINANCIAL MEASURES This presentation includes references to certain financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Covista’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. Covista uses these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. For how we define the non-GAAP financial measures, and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure, please refer to the reconciliation at the end of this presentation. Covista Investor Day 2026 | 4

Addressing America’s Workforce Crisis at Scale Steve Beard, Chairman & Chief Executive Officer Walden: Career-Outcome Leadership for Working Professionals Michael Betz, Chief Digital Officer & President, Walden University Medical & Veterinary: Excellence in Training the Physician & Veterinarian Pipelines Scott Liles, President, Medical & Veterinary Chamberlain: Transforming and Solving Patient Care Shortages at Scale Steve Beard, Chairman & Chief Executive Officer Beyond the Shortage: Reimagining the Healthcare Workforce Moderator: Megan Noel, Chief Corporate Affairs Officer Panelist: Dr. Toby Cosgrove, Ret. Cleveland Clinic President & CEO Panelist: Dr. Gay Landstrom, PhD, RN, NEA-BC, FACHE, FAONL, former Chief Nursing Officer, Trinity Health Centers of Excellence: Our Enterprise Growth Enablers Maurice Herrera, Chief Marketing Officer Michael Betz, Chief Digital Officer & President, Walden University Accelerating our Reach Through Profitable Growth Bob Phelan, Chief Financial Officer Question & Answer Agenda Covista Investor Day 2026 | 5

Chairman & Chief Executive Officer Steve Beard Addressing America’s workforce crisis at scale

Indispensable to healthcare & positioned for long-term demand Covista Investor Day 2026 | 7 Durable healthcare shortages creating structural, long-term demand Purpose at Scale unlocks our next growth engine Distinct platform serving students and employers at scale Deep clinical relationships with thousands of organizations Regulatory and accreditation complexity creates a formidable barrier to scale Balance sheet strength and robust cash generation enable multiple pathways for value creation

A value creation journey over multiple horizons Focused execution, delivering organic growth Operational excellence Cross-institutional learnings Scaled efficiencies Record enrollment Maintained high persistence Durable operating leverage Growth with Purpose FY24-> Strong assets with significant opportunity to integrate Market leading assets Strong academic outcomes Like-kind assets Cost synergy capture Covista Investor Day 2026 | 8 Focus and Clarity

FY26 target set in 2023 Mid-point of FY26 guidance >2X Expected incremental revenue1 +$495m incremental revenue 1 $5.16 to $5.97 adj. EPS3 target range2 $7.90 adj. EPS2,3 We have achieved a consistent track record of strong performance FY26 target set in 2023 Mid-point of FY26 guidance 1. 2023 investor day revenue targets provided June 20, 2023, using base FY23 revenue of $1,425m. Achieved to-date uses the comparison from $1,425m to mid-point of FY26 guidance of $1,920m ($1,900m to $1,940m) reiterated in today’s presentation. 2. 2023 investor day adj. EPS targets provided June 20, 2023, using base FY24 guidance adj. EPS of $4.15 to $4.40 and applying our annual targeted growth rates for FY25 and FY26 provided at the 2023 investor day. Achieved to-date compares the FY26 adj. EPS calculated targets to mid-point of FY26 guidance of $7.80 to $8.00 reiterated in today’s presentation. 3. Reconciliations to Non-GAAP Financial Measures and definitions can be found in the appendix. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Covista's results in accordance with GAAP. Covista Investor Day 2026 | 9 +$175m to +$275m incremental revenue1 >$2/per share Expected incremental adjusted EPS1,3 versus targets set at last investor day

The next horizon in our journey Strong assets with significant opportunity to integrate Market leading assets Strong academic outcomes Like-kind assets Cost synergy capture Purpose at Scale FY27-> Focused execution, delivering organic growth Operational excellence Cross-institutional learnings Scaled efficiencies Record enrollment Maintained high persistence Durable operating leverage Growth with Purpose FY24-> Covista Investor Day 2026 | 10 Focus and Clarity Scaled solution addressing healthcare’s most significant challenges Operational excellence Platform extension Employer integration Technology enabled Systemically important to U.S. healthcare

84 million AN AGING POPULATION anticipated 65+ Americans by 2050 — nearly 2x the 2012 level1 46 years RETIRING NURSING WORKFORCE is the median nurse age and 25% plan to leave or retire within 5 years3 MAJOR HEALTHCARE TURNOVER 1 in 5 healthcare workers left their organization in 20232 88% STAFFING SHORTAGES & SAFETY of nurses worry about patient safety due to staffing shortages1 47 states PRIMARY CARE SHORTAGES face primary care physician shortages by 20372 HIGH PATIENT LOADS 63% of nurses are regularly assigned too many patients1 There is a healthcare crisis touching every U.S. community 1. NIHCM Foundation. (2025, July). Addressing Health Care Workforce Shortages. nihcm.org/publications/addressing-health-care-workforce-shortages 2. American Hospital Association. (2024). 2025 Health Care Workforce Scan. aha.org 3. Smiley, R. A., Allgeyer, R. L., Shobo, Y., Lyons, K. C., Letourneau, R., Zhong, E., Kaminski-Ozturk, N., & Alexander, M. (2023). The 2022 National Nursing Workforce Survey. Journal of Nursing Regulation, 14(1, Suppl.), S1–S90. Covista Investor Day 2026 | 11

covista

The American learner has changed

The higher education landscape is diversifying

INDISPENSABLE TO HEALTHCARE

~85%	~90%
healthcare executives	clinicians

"for-profit or non-profit institution makes no difference" in their hiring decisions[1]

1. Covista Care Capacity Monitor: Research | Covista Care Capacity Monitor | Covista

Covista Investor Day 2026 | 12

Healthcare systems want partners, not just graduates OPERATIONAL NEEDS PERSONNEL NEEDS Enhanced productivity Lower costs ~70% Improved retention Quality talent to develop 1. Covista Care Capacity Monitor: Research | Covista Care Capacity Monitor | Covista Covista Investor Day 2026 | 13 of healthcare executives list talent partnerships as “very or somewhat effective” for meeting workforce needs1

73% of healthcare leaders say: AI will transform both education & care delivery Next generation of clinicians must be tech-fluent from day one “clinicians need to know how to use AI”1 1. Covista Care Capacity Monitor: Research | Covista Care Capacity Monitor | Covista Covista Investor Day 2026 | 14

We exist to tackle this problem at scale A DISTINCTIVE PLATFORM Program breadth Academic outcomes Clinical relationships Geographic reach Technology partnerships Financial strength

Healthcare remains our center of gravity NURSING 56.6k Current enrollees SOCIAL & BEHAVIORAL SCIENCES 25.8k Current enrollees MEDICAL & VETERINARY 5.3k Current enrollees POST-SECONDARY OTHER DEGREES 9.3k Current enrollees BACHELOR’S 34% MASTER’S 48% DOCTORAL 18% Enrollment data as of December 31, 2025 Covista Investor Day 2026 | 16

Unmatched scale, institutional breadth and clinical depth 24k 290k+ healthcare alumni practicing nationwide Nearly 300 Chief Nursing Officer positions across 42 states 10% of America’s nurses1 2x more MDs than any MD-granting school in the U.S. 700+ C-suite roles at health organizations across the country No.1 provider of Doctors of Veterinary Medicine to the U.S. healthcare professionals graduated in FY25 —more than any other U.S. institution Covista Investor Day 2026 | 17 1. Most recently reported academic year; includes Chamberlain University and Walden University; compared to all U.S. schools. Based on all nursing degrees awarded by U.S. institutions at the baccalaureate level or higher between 7/1/2023-6/30/2024.

Purpose at Scale Covista Investor Day 2026 | 18 Employer Integration Operational Excellence Technology Focus Platform Extension

Our commitment to disciplined capital allocation Self-funded Innovation to Drive Organic Growth Value-Centric Share Repurchase Fortress Balance Sheet Accretive M&A Covista Investor Day 2026 | 19

>120,000 Enrolled students by FY 2029 end Purpose at Scale: FY 2029 financial targets Revenue CAGR1 +7% to +10% +10% to +14% vs. FY 20261 Adj. EPS2 CAGR1 Covista Investor Day 2026 | 20 1. Revenue & adj. EPS CAGR based on midpoint of FY26 guidance (Revenue range $1,900m - $1,940m; midpoint is $1,920m | adj. EPS range $7.80 - $8.00; midpoint is $7.90) 2. Reconciliations to Non-GAAP Financial Measures and definitions can be found in the appendix. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Covista's results in accordance with GAAP.

Walden University Career-outcome leadership for working professionals Chief Digital Officer & President, Walden University Michael Betz

Walden has regained its leadership position in healthcare-focused graduate education Our strong performance is sustainable and based on investments in core capabilities and innovation We are well-positioned for continued growth across undergraduate and graduate programs Covista Investor Day 2026 | 22

Career transformation for working professionals 8 colleges Breaking down barriers Digital learning platform Tempo Learning® Believe & Achieve® Empowering busy professionals to achieve career goals while driving positive change in their fields and communities Pioneer in distance learning >200k alumni 50+ years ~80% healthcare enrollment 150+ degrees & programs Covista Investor Day 2026 | 23

College of Allied Health Walden’s offerings align to areas of strong student and employer demand College of Nursing College of Social Behavioral Health School of Interdisciplinary Undergraduate Studies College of Management & Human Potential Richard W. Riley College of Education & Human Sciences ~80% Critical clinical healthcare roles College of Psychology & Community Services College of Health Sciences & Public Policy Bachelor’s: 20% Doctoral: 20% 18.1k Enrolled 15.3k Enrolled 2.8k Enrolled 0.8k Enrolled 6.4k Enrolled 3.9k Enrolled 3.5k Enrolled 1.7k Enrolled ~20% High-demand fields Enrollment data as of December 31, 2025 Covista Investor Day 2026 | 24 Master’s: 60%

2Q FY26 38.0k 52.4k Total Enrollment >64k graduates in the last 5 years 10 straight quarters total enrollment year-over-year growth #1 Masters of Social Work1 Top 16% of schools named Carnegie Opportunity Institution for combination of access and outcomes3 #2 Masters in Nursing2 Covista Investor Day 2026 | 25 1. Source: National Center for Education Statistics (IPEDS) 2. Source: Enrollments reported by ANCC. Walden University #2 in Masters in Nursing, Chamberlain University #1 3. Carnegie classification of institutions of higher education: Carnegie Classification of Institutions of Higher Education® 2Q FY23 Walden has regained leadership position

Capabilities that have driven strong and sustainable performance Covista Investor Day 2026 | 26 Front-line capability building Brand building Academic & operations partnership World-class prospect & student experience Pricing innovation & affordability

We are now positioned to pursue the next wave of growth Innovate the student experience with AI and technology Accelerate new program development Extend graduate leadership Expand undergraduate share Covista Investor Day 2026 | 27

Extend graduate leadership Market aligned programs Workforce ready professional training Award-winning online classroom experience Transformed doctoral program +6% growth in social workers through 2034 365k uncertified or under-qualified teachers working in classrooms +40% growth in nurse practitioner openings through 2034 +17% growth in counseling jobs through 2034 Social workers, nurse practitioner, counseling source: U.S. Bureau of Labor Statistics Teacher qualifications source: Learning Policy Institute. (2025). An Overview of Teacher Shortages: 2025. Covista Investor Day 2026 | 28

Expand share in undergrad market

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40 million

Americans with some college credits, but no credential[2]

~24%

Undergraduate exclusively online[3] in 2024, up from ~11% in 2012

5x

Size of online undergraduate market compared to graduate level[3]


WALDEN
UNIVERSITY

World-class student outcomes:

+1,500 bps

first-to-second term persistence vs. 2022[1]

End-to-end career support:

- Personalized career mapping before enrollment
- Career-relevant competencies
- 1:1 coaching

Affordability:

Innovative approach to **lowering total cost of attendance**

1. Persistence calculated on course-based (non-Tempo) students, Summer 2022 to Summer 2025 term
2. Source: National Student Clearinghouse Research Center (nscresearchcenter.org)
3. Source: U.S. Department of Education, NCES, IPEDS

Covista Investor Day 2026 | 29

7 Additional new programs approved to launch >1,000 Students currently enrolled after launching 7 new degree programs heading into 2026 academic year Student Interest Employer Demand Walden Proven Outcomes Accelerate new program development Covista Investor Day 2026 | 30

Innovate the student experience with AI and technology

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NEW ENROLLMENT

Self-service tools:

- Build Your Education Plan
- Personalized career opportunity report

AI assistant for Enrollment Specialists

STUDENT SUCCESS

Simplified platform for student advisors

Building 1:1 digital companion

Predictive persistence modeling

TEACHING & LEARNING

Faculty enablement platform

Award-winning digital classroom

+38%
new enrollment growth
(FY22 to FY25)

+350 bps
Persistence improvement
(FY22 to FY25)

Annual continuation rate improvement

+82%
Improvement in NPS
(FY22 to FY25)

Covista Investor Day 2026 | 31

FY 2029 total enrollment target: >65,000

Medical & Veterinary Excellence in training the physician & veterinarian pipelines President, Medical & Veterinary Scott Liles

Structural healthcare and workforce dynamics factors create durable, long-term demand for our programs We are purpose-built to serve a clearly defined, underserved segment of qualified students Strong academic and licensure performance positions us to sustain and accelerate growth Covista Investor Day 2026 | 34

Leading educator of veterinarians to the U.S. 1. Based on total number of DVM graduates at RUSVM compared to U.S. schools in 2024. Covista Investor Day 2026 | 35 Founded in 1982 1.6k current enrollees 7.5k alumni 20+ clinical rotation partners #1 RUSVM largest provider of DVM graduates to the U.S. that matched into selective U.S. internships & residencies1

Veterinary student demand over 2X capacity & expanding

Veterinary school U.S. & International

Applicant-to-Seat ratio


2.0x
2.3x
2019
2024
8.2k
11.5k
# of applicants

~7%

CAGR in veterinary school applicants
(2017-2024)

RUSVM existing scaled infrastructure

Available seats growth is lagging industry & student demand

Structural constraints on new supply limits competitive entry

Source: Covista approximations based on Association of American Veterinary Medical Colleges (AAVMC) data

Covista Investor Day 2026 | 36

Maintaining our leadership position with outcomes for veterinary students NAVLE pass rate 2024-25 89% 89% RUSVM Sustained NAVLE performance validates academic rigor and underpins long-term demand, yield, and brand strength U.S. DVM program average outcome for the same target applicant Covista Investor Day 2026 | 37

Delivering outcomes that matter for the medical industry Founded 1978 16k alumni 96% RUSM first-time residency attainment rate1 Covista Investor Day 2026 | 38 1. First-time residency attainment rate is the percent of students attaining a 2025-26 residency position out of all graduates or expected graduates in 2024-25 who were active applicants in the 2025 NRMP match or who attained a residency position outside the NRMP match. Founded 1978 8.5k alumni 95% RUSM first-time residency attainment rate1 150+ clinical rotation partners 3.7k current enrollees

Covista Investor Day 2026 | 39 1,000,000 1,100,000 1,200,000 1,300,000 2023 2028 2033 2038 Supply Demand Physician labor gap expected to widen from 114k to 185k over the next decade1 # of U.S. physicians Aging physician workforce & provider burnout Capacity constraints in medical education limit the system’s ability to respond quickly 3.9k AUC & RUSM MD graduates in the last 5 years Covista Investor Day 2026 | 39 Aging population & increased utilization Aging physician workforce & provider burnout Traditional U.S. MD program capacity constraints 2x More MDs than any MD-granting school in the U.S. 1. Source: Department of Health and Human Services, Health Resources & Services Administration projections as of February 2026 The physician shortage is structural & getting worse

Durable student demand remains over 2X capacity

Medical school U.S.

Applicant-to-seat ratio


2.4x
2.4x
2020-2021
2025-2026
53k
55k
# of applicants

~30k

MD school applicants not accepted annually

AUC & RUSM significant opportunity to utilize capacity

MD industry enrollment growing ~1% annually due to physical limitations

---

Applicant-to-seat ratio remains high

Source: Covista approximations based on AAMC data. Assumes number of matriculants is equal to the number of available first-year seats.

Covista Investor Day 2026 | 40

A structurally important, scalable platform built for U.S. healthcare needs >450 AUC & RUSM students matched into primary care residencies in 2024-25 40% AUC & RUSM graduates1 residencies are in a medically underserved area in 2024-25 1. Medically Underserved Areas as defined by the U.S. Health Resources & Services Administration Covista Investor Day 2026 | 41 Covista Medical & Veterinary segment built for scale and addresses U.S. healthcare needs: § Centralized operating model unlocks scaled efficiencies § Student facing capabilities & investments jointly developed & applied across our medical schools § Strong clinical relationships serve as important asset to Covista enterprise healthcare strategy

Growth levers to address workforce gaps Win share of clearly defined core customer Sustain strong academic outcomes and retention Expand access via innovative pathways and partnerships Covista Investor Day 2026 | 42

8k No Placement 14% U.S. MD school 42% 23k U.S. DO school 14% 8k Win share of clearly defined core customer Purpose-built operations to win share of this core student profile Academic programs & student support designed for our core student success Target student is not the focus of U.S. MD schools or U.S. DO schools Source: Covista approximations based on AAMC, AACOM, Federation of State Medical Boards data Covista Investor Day 2026 | 43 Prospective medical school student’s destination Total U.S. MD Applicants 55k International MD school 30% 16k ~10k Candidates annually meet our target admissions criteria

Strong medical student academic outcomes In a 2020-2022 study: Within Covista’s key applicant pool, AUC & RUSM showcased first-time pass USMLE Step 1 pass rates of 80% and 84% respectively vs. 73% for U.S. MD programs for students who matriculated2 USMLE Step 1 first-time pass rate1 (2020 – 2024) 1. First-time pass rate is the number of students passing the USMLE Step 1 exam on the first attempt divided by the number of students whose first attempt was in 2020-2024. In order to sit for the USMLE Step 1 exam students must successfully complete the Medical Sciences curriculum. 2. Comparison reflects university and AAMC data for students who matriculated between 2020-2022 and took the USMLE Step 1. Not all matriculates sat for the exam. Students must successfully complete all university requirements to sit for the USMLE Step 1. 81% 83% Covista Investor Day 2026 | 44

Strategically expanding access to medical school via innovative pathways and partnerships covista

American University of the Caribbean School of Medicine

ROSS UNIVERSITY SCHOOL OF MEDICINE

- Redefined MedOrigins program
- Pre-MD graduate level course, strategically preparing students for success at medical school through teaching foundations in basic sciences and studying techniques in an on-campus learning setting
- ~40% expansion of target applicant pool
- 2x student matriculation rate compared to U.S. based equivalent programs

ScribeAmerica

- Unlocks a large, pre-qualified pool of clinically experienced applicants
- Creates a repeatable employer-to-medical-school pathway with strong conversion economics

University of Lancashire

- Serves as European hub accessing large global Bachelor of Medicine, Bachelor of Surgery demand
- Creates an international feeder pathway with diversified geographic sourcing

University of Wolverhampton

- Demonstrates a scalable UK university partnership model
- Provides a template for replicating student acquisition agreements across additional UK institutions

SAGE

- Serves as local hub to access India's large Bachelor of Medicine, Bachelor of Surgery market
- Enables earlier engagement with qualified candidates seeking an MD pathway

Covista Investor Day 2026 | 45

Our strategy is delivering new enrollment growth… 4x MD School Market Demand Covista Med/Vet New Enrollment Covista Investor Day 2026 | 46 2025 YoY growth Straight new student start growth YoY at our medical schools 4 Enrollment data as of December 31, 2025 Share increase most prominent with our target MCAT applicant 1H FY26 results showcasing leading indicator momentum Operational excellence focus & improved execution

…and reigniting our long-term total enrollment growth trajectory FY ‘23 FY ‘24 FY ‘25 1H FY ‘26 -1.0% -5.1% +0.5% +2.4% Covista Medical & Veterinary average total enrollment growth Enrollment data as of December 31, 2025 Covista Investor Day 2026 | 47 Segment focus & improved operational execution Market-leading residency outcomes across medical & veterinary portfolios Total enrollment stabilized & rebounding Positioned to accelerate growth with strong outcomes as the foundation

FY 2029 total enrollment target: >6,000

Chamberlain University Transforming and solving patient care shortages at scale Chairman & Chief Executive Officer Steve Beard

Strengthening stakeholder value proposition by modernizing nursing education Unlocking health system partnerships that serve students, employers, and communities Solving patient care shortages through expanding reach and integration with U.S. healthcare providers Covista Investor Day 2026 | 50

51 Nation’s leading nursing university Differentiated learning model Chamberlain Care® Practice Ready. Specialty FocusedTM Commitment to Completion GrantTM Preparing extraordinary nursing graduates & healthcare professionals >150k alumni 130+ years 39.3K current students 24 BSN campuses 45 states 11k Partner locations Largest nursing school in the U.S. Covista Investor Day 2026 | 51

Bachelors of Science in Nursing (pre-licensure) 16.7k Enrolled From licensure to doctorate: dominating the nursing career lifecycle 5.9k Enrolled 14.6k Enrolled 1.3k Enrolled 0.7k Enrolled Enrollment data as of December 31, 2025 Covista Investor Day 2026 | 52 42% Pre-Licensure 58% Post-Licensure College of Health Professionals Master of Science in Nursing Doctor of Nursing Practice Registered Nurse to Bachelors of Science in Nursing (RN > BSN) Bachelor’s: 57% Master’s: 39% Doctoral: 4% Chamberlain leverages a massive clinical infrastructure to feed a high growth digital platform creating a peerless talent utility for U.S. healthcare

#1 Nursing Pre-Licensure1 #1 Nursing Post-Licensure1 74k graduates in the last 5 years ~9% Total nursing market share1 +130 bps since 2019 Covista Investor Day 2026 | 53 2Q FY26 33.4k 39.3k Total Enrollment 2Q FY23 Expanded our leading position 1. Source: AACN, market share does not include any nursing programs below the Bachelor’s level and is measured by the same schools since reported in 2019

A large and growing national nursing shortage Shortage Adequate supply +60% of the U.S. will experience a registered nursing supply shortage in 2026 Covista Investor Day 2026 | 54 Source: U.S. Health Resources and Services Administration Adequacy defined as supply of registered nurses versus the demand for registered nurses in each respective state Physical Chamberlain University Campus

Chamberlain is best positioned to meet the industry needs

Total Enrollment[1]



9.7k
27.4k
34.9k
38.9k
FY11
FY16
FY21
FY25

Maintaining a high adj. EBITDA[2] margin; FY25 26.4%

~340
avg. students
at a typical U.S. nursing school[3]

Typical nursing school lacks scale to meet industry needs



Chamberlain's growth flywheel and scale unlocks unique ability to profitably reinvest in student success, widening competitive advantage

1. History total enrollment using May session in each respective year
2. Non-GAAP Financial Measures and definitions can be found in the appendix
3. Typical nursing school enrollment excludes top 30 schools, and is inclusive of 1,048 nursing schools. Including top 30, average is ~500 students, data from AACN for academic year 2024

Covista Investor Day 2026 | 55

Win in BSN Maintain Post-Licensure leadership Covista Investor Day 2026 | 56 Extending our advantages and reach

Covista Investor Day 2026 | 57 Win in BSN: Meeting the nursing shortage +2% BSN U.S. application volume 5 year CAGR1 >170k BSN U.S. qualified applicants without an available seat in AY20242 Student Demand | Employer Demand | NCLEX Outcomes 1. BSN U.S. application volume data source: AACN, 5-year compound average growth rate is for academic years 2019-2024 2. BSN U.S. applicants without an available seat data source: AACN Hybrid Online Physical Campuses

Covista Investor Day 2026 | 58 BSN Online: Bringing nursing education to all corners of the country 38 States >4,200students 80+clinical hubs Personalized Learning Skill & Simulation Immersion Live Virtual Classes Virtual Simulations Personalized Student Support Virtual Labs 85% Healthcare executives from rural & less urban communities say “they can’t find enough local talent”1 Covista Investor Day 2026 | 58 1. Covista Care Capacity Monitor: Research | Covista Care Capacity Monitor | Covista Enrollment data as of December 31, 2025

Covista Investor Day 2026 | 59 Maintain Post-Licensure leadership § Market responsive, specialized programs § Chamberlain undergraduate pipeline § Healthcare partnerships § Extensive clinical partnerships, strengthening practicum commitments § Expansion into in-demand clinical fields >60k Masters in Nursing (MSN) & Nurse Practitioner (NP) U.S. qualified applicants without an available seat in AY2024 39% MSN & NP Chamberlain students are an alumni Source: AACN, BSN U.S. applicants without an available seat data source

Covista Investor Day 2026 | 60 Metropolitan markets in high shortage states Leverage our network of clinical relationships Physical campus complements our BSN Online offering Expansion strategy criteria Significant opportunity to expand our physical presence 1 2 3 Covista Investor Day 2026 | 60

~75% capacity year 3 Enrollment steady state ~25k square feet $9m to $12m capital investment 450 - 500 students +10 to +15 new campuses by end of FY 2029 Illustrative example of one average campus Accretive to Chamberlain’s margin Covista Investor Day 2026 | 61 Smaller, asset-light campus generates compelling unit economics Enrollment ramp EBITDA positive within 24 months of first class start >30% EBITDA margin

Covista Investor Day 2026 | 62 Elevating our student learning experience Covista Investor Day 2026 | 62 § Designed for collaborative learning § Scaled & replicable campus design § Flexible program delivery § Integrating technology & AI driven clinical simulations Nationally scaled Locally delivered

Covista Investor Day 2026 | 63 Four new locations already in flight Covista Investor Day 2026 | 63

FY 2029 total enrollment target: >49,000

Proprietary partnership pipeline

Covista Investor Day 2026 | 66 Proprietary access to clinical talent Platform connecting talent development to deployment Differentiated pathways to talent development & employee retention Healthcare outcomes Quality Cost Clinician Experience Patient Experience Clinical education programs Practice Ready. Specialty Focused.™ Career pathways & accelerated programs Career mobility & advancement Covista Investor Day 2026 | 66

Case Study: Chamberlain & SSM Health "Aspiring Nurse Program®"

St. Louis BSN Campus



applications for January start
2026
2025
2024
Applications +117% YoY
Weeks out from "start to teach"

Oklahoma BSN Online



applications for January start
2026
2025
2024
Applications +205% YoY
Weeks out from "start to teach"

Sustainable pipeline of new nurses, directly impacting local communities

High student value proposition, removing education barriers

Solving critical employer workforce challenges

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>400 new nurses graduating annually at scale

Four markets:

Oklahoma
Missouri
Illinois
Wisconsin

Covista Investor Day 2026 | 67

Covista Investor Day 2026 | 68 Interdependent & integrated model Stronger job placement and career mobility Education access and high need healthcare jobs for communities Creating value for partners, driving enrollment and persistence Rapidly fill workforce gaps Reduce onboarding time and costs Expand access to talent and improve retention Reduce the healthcare labor shortage Increased access to attractive healthcare careers at lower cost Improve quality and equity of care Flexible pathways for continued education

Beyond the shortage: Reimagining the healthcare workforce Chief Corporate Affairs Officer Moderator Ret. President and CEO, Cleveland Clinic Panelist Megan Noel Dr. Toby Cosgrove Former Chief Nursing Officer, Trinity Health Panelist Dr. Gay Landstrom PhD, RN, NEA-BC, FACHE, FAONL

Scalable growth engine Chief Marketing Officer Maurice Herrera

We have driven sustained application growth with stronger returns on investment We attribute our success to brand strategy, smarter media, and better web experiences Local marketing and AI-enabled content are key opportunity areas Covista Investor Day 2026 | 71

We have driven interest in our institutions and enrolled new students at lower cost Covista Investor Day 2026 | 72 We have driven interest in our institutions and enrolled new students at a lower cost Organic Inquiry Volume FY23 vs. FY25 18% Customer Acquisition Cost FY23 vs. FY25 16% Organic Interest Acquisition Cost

Our brands convey differentiated value propositions that resonate The nurse I want to be Dueling Narratives You are ready From passion to profession Top decile performance vs. benchmark Get the W BRAND PLATFORM CAMPAIGN Covista Investor Day 2026 | 73

Covista | Investor Day 2026 | 74 Inspired prospects are met with a superior and evolving web experience User-Centricity Conversion-Focused Optimization-Tested WEB EXPERIENCE Data-Driven Covista Investor Day 2026 | 74

Covista | Investor Day 2026 | 75 Hyper-local marketing at enterprise scale Strategic playbook by designated market area Localized content and web experiences Market level measurement Covista Investor Day 2026 | 75

Covista | Investor Day 2026 | 76 Content is the key to our success and creation will be enabled by AI Discovery Inspiration Decisioning Education Roles of Content Versioning Briefing Ideation Production AI-Enabled Creation

Technology & AI: Transforming healthcare education Chief Digital Officer & President, Walden University Michael Betz

Digital & AI are unlocking transformative change in healthcare education Covista is uniquely positioned to seize this opportunity and drive transformative change Enterprise AI solutions and partnerships are already driving value for Covista, its students and its healthcare partners Covista Investor Day 2026 | 78

AI enhances the higher education experience AI can scale the effectiveness and efficiency of core student processes from enrollment to graduation AI enables a personalized student and learning experience in a way that accelerates mastery of skills AI fluent graduates are in high demand by healthcare providers Covista Investor Day 2026 | 79

Covista is uniquely positioned to take advantage of this moment OUR SCALE OUR PARTNERSHIPS OUR PROOF Delivering results at scale High value business outcomes today Google Cloud. Hippocratic AI. HelloAI. Credentials that are unparalleled 97k students & 5 healthcare-focused institutions Scale provides fuel to advance AI fluency Deep healthcare education expertise, unmatched scale, strategic partnerships, and proven results Covista Investor Day 2026 | 80

AI is deeply embedded into our enterprise strategy AI Elevated Student Journey AI POWERED OPERATIONS Building capacity for an AI fluent enterprise AI INNOVATION ENGINE Designing, deploying, and scaling AI solutions across the enterprise Enrollment AI-Ready Graduates Teaching & Learning Persistence AI Fluent Graduates Covista Investor Day 2026 | 81

AI in action

Deeper dive: Elevated student journey & AI powered operations

Enrollment

AI tools power enrollment conversion growth

25%+
contact rate increase

Driving greater enrollment without adding headcount

Real-time enrollment specialist support

7,000+
questions answered

~6s
avg response time

Quicker resolution, improved satisfaction, faster enrollment

AI handles the volume
Humans handle the moments that matter

Covista Investor Day 2026 | 83

4x campaign throughput 3x email open rates & call to response 36% persistence increase >3.2x ROI multiple Covista Investor Day 2026 | 84 AI identifies who needs help Targeted support keeps them enrolled Deeper dive: Elevated student journey Persistence AI delivers personalized outreach at scale AI delivers personalized outreach at scale Scaling time-sensitive communications with no need for additional staff Detect financial risk & deliver intervention at critical moment

Deeper dive: Elevated student journey
Teaching and Learning

Coach Ally – AI Tutoring

50%
student adoption

1.5M
AI tutor responses

23k+ monthly users. Faculty freed for high-impact teaching

SimConverse – Clinical Simulations

Unlimited
clinical practice

24/7
access

Virtual patient simulations on the road to clinical mastery

AI meets students on the road to mastery, building confidence, skills, and practice readiness

Covista Investor Day 2026 | 85

What’s next: Strategic AI priorities shaping the future 1 2 3 AI Powered Digital Classroom End-to-end Student Companion AI Powered Workforce and Operations AI adaptive learning built native into the learning management system. Personalized, precision learning. An always-on AI navigator with persistent memory that guides students through every step of their journey. Turn 10,000+ colleagues into an AI fluent force. Progressive pathways, reusable agents, and an AI-first mindset across the enterprise. Covista Investor Day 2026 | 86 A personalized classroom, a guided journey, and an AI fluent enterprise

Accelerating our reach through profitable growth Chief Financial Officer Bob Phelan

Covista Investor Day 2026 | 88 Strong track record of financial performance and creating shareholder value Clearly defined profitable growth trajectory that will continue to generate significant cash Balanced capital allocation philosophy aligned with long-term shareholder interests Covista Investor Day 2026 | 88

Entering next phase of profitable growth Accelerating & expanding capacity Creating essential healthcare workforce infrastructure Operational excellence Maximizing existing capacity Covista Investor Day 2026 | 89

Growth with Purpose created an efficient foundation, built to maximize financial returns Realization of the full potential of the current enterprise at scale § Operational excellence § Durable total enrollment growth utilizing existing capacity § Expanded margin profile through institutional leverage § Returned capital to shareholders Covista Investor Day 2026 | 90 Growth with Purpose continues to yield durable returns & sustains high profit margins Operational excellence creates an optimal foundation to add additional enterprise capacity Efficient platform maximizes & accelerates growth investment returns

Average Total Enrollment1 77,965 82,994 91,852 97,185 FY '23 FY '24 FY '25 FY '26 1H Revenue ($M) $1,451 $1,585 $1,788 $1,900 - $1,940 FY '23 FY '24 FY '25 FY '26 Guidance Leveraged existing capacity Captured new enrollment demand Maintained high student persistence Enrollment growth in high life-time-value programs Optimized pricing models Durable growth utilizing existing capacity $1,900 – $1,940 Utilizing the potential of our institutions at scale 1. Total enrollment is an average total enrollment for the fiscal year taking the average of quarterly reported enrollment figures for the respective year Covista Investor Day 2026 | 91

Operational excellence fuels our growth engine Covista Investor Day 2026 | 92 Adj. EBITDA1 ($M) | Adj. EBITDA1 margin % $343 $378 $460 23.7% 23.8% 25.7% 22.5 23 23.5 24 24.5 25 25.5 26 100 150 200 250 300 350 400 450 500 FY '23 FY '24 FY '25 Centralized scale Ongoing efficiency capture Significant operational leverage Adj. EBITDA margin FY26 guidance assumption: +100 bps YoY expansion Leveraged our existing capacity to create scaled efficiencies 1. Reconciliations to Non-GAAP Financial Measures and definitions can be found in the appendix. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Covista's results in accordance with GAAP

Generating significant earnings growth & shareholder value Covista Investor Day 2026 | 93 $4.21 $5.01 $6.67 $7.80 - $8.00 FY '23 FY '24 FY '25 FY '26 Guidance $7.80 - $8.00 Scaled profitable growth foundation Operating profit growth Lowered net debt & borrowing costs Reduced shares outstanding Adj. Earnings Per Share1 1. Reconciliations to Non-GAAP Financial Measures and definitions can be found in the appendix. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Covista's results in accordance with GAAP

Strong financial foundation with flexibility to generate returns across multiple levers Operating Cash Flow ($M) $195 $288 $334 $428 FY '23 FY '24 FY '25 FY '26 1H TTM Cash Conversion Ratio3 >100% $1.1bn Debt reduction since Q1 FY ’22 0.9x Net Leverage Ratio1 Q2 FY ’26 $936m Returned to shareholders through share repurchases since Q3 FY ’222 $54 Average share repurchase price Covista Investor Day 2026 | 94 1. Reconciliations to Non-GAAP Financial Measures and definitions can be found in the appendix 2. Share repurchases through 12/31/25 3. Cash conversion ratio defined as operating cash flow divided by net income

Reaffirming FY26 guidance

covista

REVENUE $1,900m – $1,940m

YoY approx. growth **+6%** **+8.5%**

ADJ. EPS[1] $7.80 – $8.00

YoY approx. growth **+17%** **+20%**

1. Reconciliations to Non-GAAP Financial Measures and definitions can be found in the appendix. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Covista's results in accordance with GAAP.

Underlying Themes

Revenue growth higher in 1H '26 vs. 2H '26

100 bps adj. EBITDA[1] margin expansion; operational excellence delivering efficiencies

Increased level of investments in Q3 '26 compared to Q4 '26

Continued strong cash flow & capital deployment

Covista Investor Day 2026 | 95

Expanding our leading position: creating long-term durable growth Realization of the full potential of the current enterprise at scale + Operational excellence + Durable total enrollment growth utilizing existing capacity + Expanded margin profile through institutional leverage + Returned capital to shareholders High ROI investments: our next growth engine FY27 + Strategic investments focusing on accelerating enrollment growth + Maintain our high profit level + Continued cash generation + Balanced capital deployment Scaled U.S. healthcare infrastructure: delivering significant financial returns FY28 –> FY29+ + Continued strategic investments + Maximize existing capacity & start to fill new capacity + Expanding margin profile & early investments becoming profit generating + Continued cash generation + Balanced capital deployment Purpose at Scale expected to generate high ROI through sustaining market-leading enrollment growth Scaled operational leverage & profitable growth investments expect to generate significant cash M&A optionality to enhance shareholder returns Covista Investor Day 2026 | 96

Blueprint to achieve our FY29 targets Growth with Purpose: Operational excellence foundation generates additional scaled efficiencies & durable underlying operational leverage Maximize existing institutional capacity resulting in steady organic total enrollment growth REVENUE +7% to +10% CAGR FY 2027 – FY 2029 ADJ. EPS1 +10% to +14% CAGR FY 2027 – FY 2029 Potential accretive M&A Prudently investing to accelerate growth, create healthcare partnerships, build technology & AI capabilities, and disciplined capital allocation Covista Investor Day 2026 | 97 1. Reconciliations to Non-GAAP Financial Measures and definitions can be found in the appendix. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Covista's results in accordance with GAAP.

Walden Chamberlain Med/Vet Covista Q2 FY ‘26 FY ‘29 TARGET STRATEGIC GROWTH DRIVER 52,400 >65,000 Undergraduate expansion Graduate maintaining leading position 39,300 >49,000 Pre-Licensure BSN physical & online expansion Post-Licensure maintaining leading position 5,300 >6,000 Medical expanding market share Veterinary maintaining leading position 97,000 >120,000 AI-fluent graduates Diversified enrollment growth meeting the healthcare market’s needs Covista Investor Day 2026 | 98

Covista Investor Day 2026 | 99 Growing profitability while expanding our market leading position Revenue Growth Adj. EBITDA Margin1 Adj. EPS Growth1 1. Reconciliations to Non-GAAP Financial Measures and definitions can be found in the appendix. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Covista's results in accordance with GAAP. 2. Fiscal year 2029 target revenue and adjusted EPS range based off the midpoint of fiscal year 2026 financial guidance. FY 2027 +6% to +8% Flat to +50 bps +9% to +13% FY 2028 +7% to +10% +50 to +100 bps +10% to +14% +8% to +11% +75 to +100 bps +12% to +16% $2,350m - $2,530m $10.60 - $11.80 FY 2029 Target Range FY 20292

Our commitment to disciplined capital allocation Self-funded Innovation to Drive Organic Growth Value-Centric Share Repurchase Fortress Balance Sheet Accretive M&A Covista Investor Day 2026 | 100

Entering next phase of profitable growth Accelerating & expanding capacity Creating essential healthcare workforce infrastructure Operational excellence Maximizing existing capacity Covista Investor Day 2026 | 101

Our scale & track record of strong academic outcomes makes Covista uniquely indispensable to healthcare We operate in a structurally attractive market with growing healthcare shortages Multiple paths to double-digit earnings growth with expanding margins Today’s Takeaways Covista Investor Day 2026 | 102

Appendix

Non-GAAP financial measures and reconciliations We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Covista’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables: Adjusted net income (most comparable GAAP measure: net income) – Measure of Covista’s net income adjusted for restructuring expense, business integration expense, amortization of acquired intangible assets, gain on sale of assets, strategic advisory costs, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, asset impairments, loss on assets held for sale, debt modification costs, tax benefit due to change in valuation allowance, tax benefit due to change in unrecognized tax benefits, and loss (income) from discontinued operations. Adjusted earnings per share (most comparable GAAP measure: diluted earnings per share) – Measure of Covista’s diluted earnings per share adjusted for restructuring expense, business integration expense, amortization of acquired intangible assets, gain on sale of assets, strategic advisory costs, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, asset impairments, loss on assets held for sale, debt modification costs, tax benefit due to change in valuation allowance, tax benefit due to change in unrecognized tax benefits, and loss (income) from discontinued operations. Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Covista’s net income adjusted for loss (income) from discontinued operations, interest expense, other income, net, provision for income taxes, depreciation, amortization of acquired intangible assets, amortization of cloud computing implementation assets, stock-based compensation, restructuring expense, business integration expense, litigation reserve, asset impairments, strategic advisory costs, loss on assets held for sale, debt modification costs, and gain on sale of assets. Net debt – Defined as long-term debt less cash and cash equivalents. Net leverage – Defined as net debt divided by adjusted EBITDA. A description of special items in our non-GAAP financial measures described above are as follows: • Restructuring expense primarily related to workforce reductions, costs to exit certain course offerings, real estate consolidations, and plans to achieve synergies with the Walden acquisition. We do not include normal, recurring, cash operating expenses in our restructuring expense. • Business integration expense include expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business acquisition and integration expense. • Amortization of acquired intangible assets. • Amortization of cloud computing implementation assets. • Gain on sale of Covista’s Chicago, Illinois, campus facility. • Strategic advisory costs related to expanding capabilities and bringing new capacities to market to further enhance our strategic position. We do not include normal, recurring, cash operating expenses in our strategic advisory costs. • Write-off of debt discount and issuance costs and gain on extinguishment of debt related to prepayments of debt and the amendment of the revolving loan facility, reserves related to significant litigation, impairment of an equity investment, asset impairments related to adjusting certain operating lease assets and property and equipment as a result of adjusting carrying values to fair values, loss on assets held for sale related to adjusting those assets to estimated fair value less costs to sell, and debt modification costs related to refinancing our Term Loan B loan. • Tax benefit due to change in valuation allowance. • Tax benefit due to change in unrecognized tax benefits. • Loss (income) from discontinued operations includes a loss on sale of divested entities for working capital adjustments to the initial sales prices, expense from ongoing litigation costs and settlements related to divestitures and the earn-outs we received Covista Investor Day 2026 | 105

Non-GAAP adjusted EBITDA disclosure

covista

(unaudited)
(in thousands)

	Year Ended June 30,		
	2023	2024	2025
Net income (GAAP)	$ 93,358	$ 136,777	$ 237,065
Loss (income) from discontinued operations	8,394	936	(4,388)
Interest expense	63,100	63,659	52,318
Other income, net	(6,965)	(10,542)	(9,290)
Provision for income taxes	10,283	26,224	65,837
Depreciation and amortization	102,814	78,452	59,165
Stock-based compensation	14,299	25,947	41,590
Restructuring expense	18,817	1,870	3,314
Business integration expense	42,661	34,215	—
Litigation reserve	10,000	18,500	(5,550)
Asset impairments	—	—	6,442
Strategic advisory costs	—	—	12,000
Loss on assets held for sale	—	647	490
Debt modification costs	—	848	712
Gain on sale of assets	(13,317)	—	—
Adjusted EBITDA (non-GAAP)	$ 343,444	$ 377,533	$ 459,705
Adjusted EBITDA margin (non-GAAP)	23.7%	23.8%	25.7%

Covista Investor Day 2026 | 106

Non-GAAP Chamberlain adjusted EBITDA disclosure

covista

(unaudited)
(in thousands)

	Year Ended June 30, 2025
Adjusted operating income (GAAP)	$ 153,367
Depreciation	21,687
Amortization of cloud computing implementation costs	3,033
Stock-based compensation	13,309
Adjusted EBITDA (non-GAAP)	$ 191,396
Adjusted EBITDA margin (non-GAAP)	26.4%

Covista Investor Day 2026 | 107

Non-GAAP adjusted net income & earnings disclosure

(unaudited)
(in thousands)

	Year Ended June 30, 2023	Year Ended June 30, 2024	Year Ended June 30, 2025
Net income (GAAP)	$ 93,358	$ 136,777	$ 237,065
Restructuring expense	18,817	1,870	3,314
Business integration expense	42,661	34,215	—
Amortization of acquired intangible assets	61,239	35,644	11,220
Gain on sale of assets	(13,317)	—	—
Strategic advisory costs	—	—	12,000
Write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, asset impairments, loss on assets held for sale, and debt modification costs	19,226	21,108	3,832
Tax benefit due to change in valuation allowance	(6,184)	—	—
Tax benefit due to change in unrecognized tax benefits	—	(5,657)	—
Income tax impact on non-GAAP adjustments	(31,997)	(23,104)	(7,423)
Loss (income) from discontinued operations	8,394	936	(4,388)
Adjusted net income (non-GAAP)	$ 192,197	$ 201,789	$ 255,620

	Year Ended June 30, 2023	Year Ended June 30, 2024	Year Ended June 30, 2025
Diluted earnings per share (GAAP)	$ 2.05	$ 3.39	$ 6.18
Effect on diluted earnings per share:			
Restructuring expense	0.41	0.05	0.09
Business integration expense	0.94	0.85	—
Amortization of acquired intangible assets	1.34	0.88	0.29
Gain on sale of assets	(0.29)	—	—
Strategic advisory costs	—	—	0.31
Write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, asset impairments, loss on assets held for sale, and debt modification costs	0.42	0.52	0.10
Tax benefit due to change in valuation allowance	(0.14)	—	—
Tax benefit due to change in unrecognized tax benefits	—	(0.14)	—
Income tax impact on non-GAAP adjustments	(0.70)	(0.57)	(0.19)
Loss (income) from discontinued operations	0.18	0.02	(0.11)
Adjusted earnings per share (non-GAAP)	$ 4.21	$ 5.01	$ 6.67
Diluted shares used in non-GAAP EPS calculation	45,600	40,307	38,334

Covista Investor Day 2026 | 108

Net leverage disclosure

covista

(unaudited)
(in thousands)

	Twelve Months Ended December 31, 2025
Net income (GAAP)	$ 253,252
Income from discontinued operations	(763)
Interest expense	45,934
Other income, net	(8,599)
Provision for income taxes	74,201
Depreciation and amortization	64,646
Stock-based compensation	42,204
Restructuring expense	5,263
Asset impairments	6,442
Strategic advisory costs	21,794
Loss on assets held for sale	490
Adjusted EBITDA (non-GAAP)	$ 504,864

	December 31, 2025
Long-term debt	$ 508,283
Less: Cash and cash equivalents	(56,281)
Net debt (non-GAAP)	$ 452,002
Net leverage (non-GAAP)	0.9 x

Covista Investor Day 2026 | 109